UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

FORM 8-K

CURRENT REPORT Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	August 11, 2005

GENELABS TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

California	0-19222	94-3010150

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

505 Penobscot Drive, Redwood City, California	94063

(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:	(650) 369-9500

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01	NOTICE OF DELISTING OR FAILURE TO SATISFY A CONTINUED LISTING RULE OR STANDARD; TRANSFER OF LISTING.

On August 11, 2005, Genelabs Technologies, Inc. (the “Company”) received a letter (the “Notice”) from the Nasdaq Stock Market (“Nasdaq”) advising the Company that it does not comply with the minimum $10,000,000 stockholder’s equity requirement for continued listing on The Nasdaq National Market pursuant to Nasdaq Marketplace Rule 4450(a)(3). Nasdaq made this determination based on the Company’s reported stockholders’ equity of $7,401,000 on its Form 10-Q for the period ended June 30, 2005.

The Notice advised the Company that Nasdaq staff is reviewing the Company’s eligibility for continued listing on The Nasdaq National Market, and requested that the Company provide to Nasdaq a specific plan to achieve and sustain compliance with all Nasdaq National Market listing requirements. The Notice also stated that if, after conclusion of the review process, Nasdaq staff determines that the Company has not presented a definitive compliance plan, that Nasdaq staff would provide the Company written notification that its securities will be delisted from The Nasdaq National Market. If this occurs, the Company may appeal the delisting to a Nasdaq Listing Qualifications Panel.

The Notice advised the Company that it may apply for listing its securities on The Nasdaq SmallCap Market. The Company’s common stock will continue to be listed on The Nasdaq National Market during the Nasdaq staff review of eligibility and any appeal process which might follow.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereto duly authorized.

GENELABS TECHNOLOGIES, INC.

Dated:	August 17, 2005	By:	/s/ Matthew M. Loar

Name:	Matthew M. Loar
Title:	Chief Financial Officer